EXHIBIT 99.1

Contact:	Jim Bauer
Investor Relations
(678) 473-2647
jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
THIRD QUARTER 2008 RESULTS
Suwanee, Ga. (October 28, 2008) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in advanced cable telephony and broadband access equipment, next generation high-speed data, and video applications and operations software solutions, today announced preliminary and unaudited financial results for the third quarter 2008.
Third quarter 2008 revenues of $297.6 million represent an increase of $16.5 million, or 6%, as compared to second quarter 2008 revenues of $281.1 million. Third quarter and first nine month 2008 revenues increased $42.9 million, or 17%, and $109.5 million, or 15%, respectively, as compared to the same periods in 2007, primarily as a result of the C-COR acquisition in December 2007. Third quarter 2008 gross margin was $106.1 million, or 35.7%, as compared to $92.9 million, or 33.0%, in the second quarter 2008 and $68.8 million, or 27.0%, in the third quarter 2007. Order backlog decreased to $144.1 million at the end of the third quarter 2008 as compared to $206.0 million at the end of the second quarter 2008. Book-to-bill ratio in the third quarter 2008 was 0.79.
GAAP net income in the third quarter 2008 was $0.19 per diluted share, as compared to $0.08 per diluted share in the second quarter 2008 and $0.25 per diluted share in the third quarter 2007. Adjusted (non-GAAP) net income in the third quarter 2008 was $0.24 per diluted share, as compared to $0.15 per diluted share in the second quarter 2008 and $0.21 in the third quarter 2007. Items excluded from the computed adjusted (non-GAAP) net income include amortization of intangibles, certain tax benefits and costs, equity compensation expense and adjustments to restructuring accruals. A reconciliation of GAAP to adjusted (non-GAAP) earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
The Company ended the third quarter 2008 with $329.6 million of cash and short-term investments, which compares to $297.8 million at the end of the second quarter 2008. The Company generated $44.9 million of cash from operating activities in the third quarter 2008.

The Company also announced that its flagship Cable Modem Termination System (CMTS), the ARRIS C4, continues to ship in record numbers to cable operators around the world. The ARRIS C4 CMTS supports downstream channel bonding capabilities for speeds up to 160 Mbp/s, which enables cable operators to deploy a cost-effective platform for new revenue generating video over IP applications, as well as far greater channel density per rack unit of space. The ARRIS C4 CMTS is deployed by the world’s largest cable operators and supports more than 18 million subscribers worldwide. ARRIS C4 DOCSIS 3.0 equipment has already been delivered to operators in the United States, Canada, South America, Europe, and Asia.
“Our CMTS business in the quarter was remarkably strong with record shipments as customers began their rollouts of new DOCSIS 3.0 wideband platforms,” said Bob Stanzione, ARRIS Chairman & CEO. “Partially offsetting our strong CMTS performance were the expected Access, Transport & Supplies results. Although the current economic climate may present some obstacles in the near term, demand for ARRIS products that enable high speed data and video traffic remains strong as both competition and traffic intensifies. In addition, opportunities in Latin America, Asia and Europe, give me optimism that our international sales will be a bright spot in ARRIS’ results in the coming year. ARRIS products for high speed data, VoIP, ad insertion, Operations Support System solutions and on-demand video were well received last month at the International Broadcasting Convention in Amsterdam. Therefore, I continue to be very optimistic about the future of ARRIS because even in light of the macro economic climate, consumers more than ever need to remain connected to the internet.”
“The ARRIS team delivered strong results in the third quarter in the face of difficult economic times,” said David Potts, ARRIS EVP & CFO. “We have made substantial progress toward the financial goals that we established earlier this year. At this point we now project that revenues for the Company in the fourth quarter 2008 will be in the range of $280 to $300 million with GAAP net income per diluted share in the range of $0.16 to $0.21 and adjusted (non-GAAP) net income per diluted share, in the range of $0.22 to $0.27. This guidance reflects a cumulative tax benefit of approximately $0.03 per diluted share associated with the recent passage of the extension of R&D tax credit legislation.
ARRIS management will conduct a conference call at 5:00pm EDT, today, Tuesday, October 28, 2008, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4218 or 617-213-4870 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 13270376 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through November 2, 2008 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 63707556. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver reliable telephony, demand driven video, next-generation advertising and high-speed data services. ARRIS products expand and help grow network capacity with access and outside plant construction equipment, reliably deliver voice, video and data services and assure optimal service delivery for end customers. Headquartered in Suwanee, Georgia, USA, ARRIS has R&D centers in Atlanta, Chicago, Beaverton, State College, Wallingford, Ireland and China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at http://www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	fourth quarter and 2008 revenues and net income;

•	full year 2008 and 2009 outlook, and

•	the general market outlook;
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the fourth quarter as well as the general outlook for 2009 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	we operate in a capital intensive industry, and the recent disruptions in the financial markets may make it more difficult for our customers to expand and update their equipment, thereby, negatively impacting sales of equipment by us; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions, and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property and the increasing trend of patent lawsuits being brought by financial investors in patents; the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended June 30, 2008. The Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
# # # # #

ARRIS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,	March 31,		September 30,
	2008	2008	2008	December 31,	2007
	(unaudited)	(unaudited)	(unaudited)	2007	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$305,987	$290,266	$243,515	$323,797	$370,708
Short-term investments, at fair value	23,571	7,503	49,513	68,011	217,845

Total cash, cash equivalents and short-term investments	329,558	297,769	293,028	391,808	588,553
Restricted cash	5,768	7,051	7,186	6,977	3,142
Accounts receivable, net	168,121	168,664	159,881	166,953	130,216
Other receivables	5,180	9,067	6,074	4,330	5,000
Inventories, net	141,564	147,716	125,105	131,792	118,227
Prepaids	5,156	5,305	5,680	5,856	3,626
Current deferred income tax assets	37,999	43,749	47,051	44,939	19,602
Other current assets	20,167	15,707	8,209	4,841	13,703

Total current assets	713,513	695,028	652,214	757,496	882,069

Property, plant and equipment, net	60,268	60,823	60,747	59,156	31,251
Goodwill	449,418	452,398	453,454	455,352	150,569
Intangible assets, net	236,689	244,575	257,029	269,893	115
Investments	12,784	9,937	10,200	6,412	8,916
Noncurrent deferred income tax assets	3,312	3,547	3,688	3,459	16,238
Other assets	11,282	11,383	12,624	10,181	9,084

	$1,487,266	$1,477,691	$1,449,956	$1,561,949	$1,098,242

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$54,304	$68,476	$60,490	$58,852	$35,540
Accrued compensation, benefits and related taxes	21,831	18,072	14,397	26,177	18,857
Accrued warranty	7,554	7,566	7,919	8,298	4,085
Deferred revenue	24,974	28,100	19,901	8,474	6,273
Current portion of long-term debt	234	314	310	35,305	—
Other accrued liabilities	25,490	23,221	27,980	42,121	20,854

Total current liabilities	134,387	145,749	130,997	179,227	85,609
Long-term debt, net of current portion	276,371	276,606	276,686	276,765	276,000
Accrued pension	10,622	11,362	10,905	10,455	11,810
Noncurrent income tax payable	10,128	6,250	6,487	6,322	5,262
Noncurrent deferred income tax liability	42,337	48,725	47,090	45,255	—
Other long-term liabilities	15,655	18,694	19,704	18,158	8,404

Total liabilities	489,500	507,386	491,869	536,182	387,085

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,360	1,358	1,357	1,356	1,104
Capital in excess of par value	1,102,112	1,098,581	1,095,716	1,093,498	789,348
Treasury stock at cost	(75,960)	(76,007)	(76,007)	(572)	—
Unrealized gain (loss) on marketable securities	(128)	66	151	20	(151)
Unfunded pension liability	(3,358)	(3,358)	(3,358)	(3,358)	(4,462)
Accumulated deficit	(26,076)	(50,151)	(59,588)	(64,993)	(74,498)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	997,766	970,305	958,087	1,025,767	711,157

	$1,487,266	$1,477,691	$1,449,956	$1,561,949	$1,098,242

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$297,551	$254,662	$852,167	$742,633
Cost of sales	191,417	185,828	567,901	532,676

Gross margin	106,134	68,834	284,266	209,957
Gross margin %	35.7%	27.0%	33.4%	28.3%

Operating expenses:
Selling, general, and administrative expenses	33,012	23,778	107,040	74,408
Research and development expenses	27,473	17,797	83,257	53,684
Restructuring and impairment charges	202	—	782	421
Amortization of intangible assets	9,146	57	34,854	173

	69,833	41,632	225,933	128,686

Operating income	36,301	27,202	58,333	81,271
Other expense (income):
Interest expense	1,738	1,683	4,964	5,003
Loss (gain) on investments	37	(3,453)	210	(4,878)
Loss (gain) on foreign currency	382	(112)	(258)	64
Interest income	(1,504)	(6,307)	(5,891)	(19,249)
Gain related to terminated acquisition, net of expenses	—	—	—	(22,835)
Other (income) expense, net	(72)	215	(43)	331

Income from continuing operations before income taxes	35,720	35,176	59,351	122,835
Income tax expense	11,645	7,654	20,434	34,395

Net income from continuing operations	24,075	27,522	38,917	88,440
Income from discontinued operations	—	330	—	330

Net income	$24,075	$27,852	$38,917	$88,770

Net income per common share -

Basic:
Income from continuing operations	$0.20	$0.25	$0.31	$0.81
Income from discontinued operations	—	—	—	—

Net income	$0.20	$0.25	$0.31	$0.81

Diluted:
Income from continuing operations	$0.19	$0.25	$0.31	$0.79
Income from discontinued operations	—	—	—	—

Net income	$0.19	$0.25	$0.31	$0.79

Weighted average common shares:
Basic	122,922	110,178	125,466	109,354

Diluted	125,420	112,085	127,249	111,595

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net income	$24,075	$27,852	$38,917	$88,770
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,426	2,858	15,521	8,003
Amortization of intangible assets	9,146	57	34,854	173
Stock compensation expense	2,895	2,676	8,286	8,710
Deferred income tax provision	5,889	4,693	10,461	14,319
Amortization of deferred finance fees	278	279	835	836
Provision for doubtful accounts	151	(112)	365	484
Gain related to previously written off receivables	—	—	—	(377)
Gain on discontinued product line	—	(330)	—	(330)
Loss (gain) on disposal of fixed assets	(13)	167	(15)	167
Loss (gain) on investments	37	(3,453)	210	(4,878)
Gain related to terminated acquisition, net of expenses	—	—	—	(22,835)
Excess tax benefits from stock-based compensation plans	(145)	(1,738)	(145)	(8,269)

Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	913	(9,424)	143	(15,396)
Other receivables	736	1,845	(4,001)	(2,444)
Inventory	6,425	(27,685)	(7,994)	(24,001)
Accounts payable and accrued liabilities	(8,146)	(8,540)	(6,642)	(32,080)
Other, net	(2,791)	(2,420)	(4,984)	(262)

Net cash provided by (used in) operating activities	44,876	(13,275)	85,811	10,590

Investing Activities:
Purchases of property, plant, and equipment	(4,652)	(4,083)	(16,444)	(11,138)
Cash proceeds related to terminated acquisition, net of expenses paid	—	—	—	10,554
Cash paid for hedge related to terminated acquisition	—	—	—	(26,469)
Cash proceeds from hedge related to terminated acquisition	—	—	—	38,750
Cash paid for acquisitions, net of cash acquired	(5,094)	—	(9,513)	—
Cash proceeds from sale of property, plant & equipment	13	3	250	3
Cash proceeds from sale of short-term investments	—	—	16	—
Purchases of short-term-investments	(66,111)	(97,776)	(82,998)	(295,626)
Disposals of short-term-investments	50,006	37,792	122,470	162,902
Purchases of investment securities	(4,000)	—	(4,000)	—

Net cash provided by (used in) investing activities	(29,838)	(64,064)	9,781	(121,024)

Financing Activities:
Payment of debt and capital lease obligations	(322)	—	(35,518)	—
Repurchase of common stock	47	—	(75,913)	—
Excess tax benefits from stock-based compensation plans	145	1,738	145	8,269
Employer repurchase of shares to satisfy minimum tax withholdings	—	(1,402)	(1,035)	(3,092)
Fees and proceeds from issuance of common stock, net	813	3,691	(1,081)	14,347

Net cash provided by (used in) financing activities	683	4,027	(113,402)	19,524
Net increase (decrease) in cash and cash equivalents	15,721	(73,312)	(17,810)	(90,910)
Cash and cash equivalents at beginning of period	290,266	444,020	323,797	461,618

Cash and cash equivalents at end of period	$305,987	$370,708	$305,987	$370,708

ARRIS GROUP, INC.
SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2008		Q2 2008		Q3 2008		YTD 2008
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$5,405	$0.04	$9,437	$0.08	$24,075	$0.19	$38,917	0.31

Highlighted items:
Impacting gross margin:
Stock compensation expense	201	—	245	—	264	0.00	710	0.01

Impacting operating expenses:
Integration costs	427	—	—	—	—	—	427	—
Restructuring charges — adj to existing accruals	405	—	175	—	202	0.00	782	0.01
Amortization of intangible assets	13,254	0.10	12,454	0.10	9,146	0.07	34,854	0.27
Stock compensation expense	2,350	0.02	2,595	0.02	2,631	0.02	7,576	0.06

Impacting income tax expense:
Adj of income tax valuation allowances and research & development credits and other	—	—	—	—	(1,565)	(0.01)	(1,565)	(0.01)

Tax related to highlighted items above	(6,294)	(0.05)	(5,732)	(0.05)	(4,150)	(0.03)	(16,176)	(0.13)

Total highlighted items	10,343	0.08	9,737	0.08	6,528	0.05	26,608	0.21

Net income excluding highlighted items	$15,748	$0.12	$19,174	$0.15	$30,603	$0.24	$65,525	$0.51

		131,981		124,651		125,420		127,249

	Q1 2007		Q2 2007		Q3 2007		YTD 2007
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$37,644	$0.34	$23,274	$0.21	$27,852	$0.25	$88,770	0.80

Highlighted items:
Impacting gross margin:
Stock compensation expense	165	—	229	—	196	0.00	590	0.01

Impacting operating expenses:
Gain related to previously written off receivables	(377)	—	—	—	—	—	(377)	—
Restructuring charges — adj to existing accruals	421	—	—	—	—	—	421	—
Amortization of intangible assets	58	—	58	—	57	0.00	173	—
Stock compensation expense	2,491	0.02	3,149	0.03	2,480	0.02	8,120	0.07

Impacting net income from continuing operations:
Gains related to terminated acquisition, net of expenses	(22,835)	(0.21)	—	—	—	—	(22,835)	(0.20)
Gain on investments	—	—	(1,345)	(0.01)	(3,519)	(0.03)	(4,864)	(0.04)

Impacting discontinued operations:
Gains related to previously written off receivables	—	—	—	—	(330)	(0.00)	(330)	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	(3,246)	(0.03)	—	—	(3,466)	(0.03)	(6,712)	(0.06)

Tax related to highlighted items above	7,754	0.07	(670)	(0.01)	423	0.00	7,507	0.07
Total highlighted items	(15,569)	(0.14)	1,421	0.01	(4,160)	(0.04)	(18,308)	(0.16)

Net income excluding highlighted items	$22,075	$0.20	$24,695	$0.22	$23,692	$0.21	$70,463	$0.63

		110,988		111,698		112,085		111,595

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. ARRIS recognized a gain in both Q1 and Q3 of 2007 associated with previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our recent acquisition of C-COR. The restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. In the second quarter of 2007, ARRIS realized a gain before tax of $1.3 million on its deferred compensation asset that had been previously recorded as an unrealized gain on the balance sheet. During the third quarter of 2007, ARRIS bought and sold investments and realized a gain of $3.5 million. In the third quarter of 2007, a tax benefit of approximately $3.5 million was recorded for a reversal of valuation allowances and research and development tax credits related to a tax credit study that was undertaken for prior years (2001 — 2006). During the first quarter of 2007, ARRIS announced that it entered into a transaction agreement with TANDBERG Television ASA, in which ARRIS was to buy all the outstanding shares of TANDBERG. ARRIS was subsequently outbid by another buyer and the transaction agreement was terminated during the first quarter 2007. ARRIS recorded gains, net before tax, of $22.8 million related to the termination of the transaction (termination fee, foreign exchange gains, and expenses). The net termination fee resulted in a capital gain which provided greater access to prior tax capital losses that had previously been viewed as more likely than not unrealizable. As a result, net income tax valuation allowances totaling $3.2 million were reversed in the first quarter 2007. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration. In the third quarter of 2008, ARRIS recorded a net tax benefit of $1.6 million related to provision to return differences resulting from the filing of the 2007 tax return.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q4 EPS 2008 Guidance

Estimated GAAP EPS — diluted	$0.16 - $0.21
Reconciling Items
Amortization of intangibles, after tax	0.05
Stock compensation expense, after tax	0.01

Subtotal	0.06

Estimated adjusted (non-GAAP) EPS — diluted	$0.22 - $0.27

See the Supplemental Net Income Reconciliation for a discussion regarding management’s reasoning for providing this non-GAAP financial measure